EXHIBIT 21

                Subsidiaries of Montgomery Financial Corporation

            Name                                   Jurisdiction of Incorporation
---------------------------------------------      -----------------------------
   Montgomery Savings, A Federal Association       Federal

   MSA SERVICE CORP.                               Indiana